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[ELEVON LOGO]



FOR IMMEDIATE RELEASE

CONTACT:
Stanley V. Vogler
Chief Financial Officer
(415) 243-2737
stanley.vogler@elevon.cc



                 ELEVON, INC. ANNOUNCES AGREEMENT TO BE ACQUIRED
                        BY SSA GLOBAL TECHNOLOGIES, INC.


SAN FRANCISCO, Calif.-- May 9, 2003--Elevon, Inc. (OTCBB:ELVN), a global provider of advanced business solutions in the areas of collaborative commerce and knowledge management, today announced that its Board of Directors has approved and entered into a definitive agreement with SSA Global Technologies, Inc. ("SSA GT"), a worldwide enterprise software solutions and services vendor, under which SSA GT would acquire 100 percent of the Elevon common stock for $1.30 per share in the acquisition.

         The acquisition is subject to approval by the holders of a majority of Elevon's outstanding shares of common stock and other customary closing conditions. Upon closing, Elevon will become wholly-owned by SSA GT. Holders of approximately 10 percent of Elevon's outstanding shares have agreed to vote in favor of the merger. Updata Capital Inc. served as financial advisor to Elevon and has rendered a fairness opinion.

         "Elevon and SSA GT share similar views of the market," said Frank Richardson, chief executive officer of Elevon. "We believe that the acquisition by SSA GT is in the best interests of our shareholders, customers, and employees. We will work hard to


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ensure a smooth transition for our customers into the SSA GT organization where
I am confident they will continue to receive responsive support and high quality products."

         Elevon provides e-business and collaborative enterprise solutions to its customers, primarily in North America, which include a variety of large and medium-sized organizations. The acquisition of Elevon supports SSA GT's strategy of acquiring high-value products and servicing brand named customers.

         "Elevon's customers will benefit from SSA GT's stable, high growth and global environment," said Mike Greenough, president, chairman and CEO of SSA GT.

ABOUT SSA GLOBAL TECHNOLOGIES, INC.
SSA GT, Inc. is a leading provider of enterprise solutions for process manufacturing, discrete manufacturing, consumer, services and public companies worldwide. SSA GT delivers integrated e-business solutions including business intelligence, customer relationship management (CRM) and supply chain management
(SCM) applications. Headquartered in Chicago, SSA GT has 121 worldwide offices serving more than 10,000 customers that represent market-leading companies in over 90 countries. For additional information, visit the SSA GT web site at http://www.SSA GT.com.

ABOUT ELEVON
Elevon, Inc. (OTCBB:ELVN), headquartered in San Francisco, is a leading provider of advanced business solutions in the areas of collaborative commerce and knowledge management. More information about Elevon is available at http://elevon.cc or 1-877-COLLABORATE.

Copyright (C) 2003 Elevon, Inc. All rights reserved. Elevon is a trademark of Elevon, Inc.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
Elevon plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Elevon, SSA GT, the transaction and related matters. Investors and security


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holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Elevon through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Elevon by contacting those named at the top of this release.

Elevon, SSA GT, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Elevon's directors and executive officers is contained in Elevon's Form 10-K for the fiscal year ended December 31, 2002 and its proxy statement dated April 25, 2003, which are filed with the SEC. As of May 8, 2003, Elevon's directors and executive officers beneficially owned approximately 20 percent of Elevon's common stock. In addition, all outstanding Elevon options and restricted stock, whether or not vested, including those held by directors and executive officers, will be cashed out in the merger and executive officers will be entitled to certain severance benefits under existing agreements. A more complete description will be available in the Proxy Statement.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including the cash consideration to be paid in connection with the merger and the consummation of the merger. These statements are based on Elevon management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein and there is no assurance that the merger will be consummated. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of Elevon stockholders to approve the transaction; satisfaction of various closing conditions contained in the definitive merger agreement; litigation challenging the transaction; and other economic, business, competitive or regulatory factors affecting Elevon's business generally. More detailed information about those factors is set forth in filings made by Elevon with the SEC or will be contained in the proxy statement when it becomes available. Unless required by law, Elevon undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.